UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

ChampionX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38441	82-3066826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd Building 4, 12th Floor The Woodlands, Texas 77381
(Address of Principal Executive Offices, including Zip Code)

(281) 403-5772

(Registrant’s Telephone Number, Including Area Code)

Apergy Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	APY(1)	New York Stock Exchange

(1)	ChampionX Corporation is expected to commence trading under the ticker symbol “CHX” on June 4, 2020

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On June 3, 2020 (the “Closing Date”), pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of December 18, 2019 (the “Merger Agreement”), by and among ChampionX Corporation, a Delaware corporation (f/k/a Apergy Corporation, the “Company”), Athena Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Ecolab Inc., a Delaware corporation (“Ecolab”), and ChampionX Holding Inc., a Delaware corporation and a wholly owned subsidiary of Ecolab (“Newco”), the Company completed its Reverse Morris Trust acquisition of Ecolab’s upstream energy business (the “Newco Business”, and the transactions contemplated by the Merger Agreement, the “Transactions”). In connection with the Transactions, (i) on or before the Closing Date, Ecolab transferred the Newco Business to Newco and its subsidiaries (the “Reorganization”) and, thereafter, on the Closing Date, Ecolab distributed to certain stockholders of Ecolab (the “Distribution”) all of the shares of common stock, par value $0.01 per share, of Newco (the “Newco Common Stock”) pursuant to that certain Separation and Distribution Agreement, dated as of December 18, 2019, among the Company, Ecolab and Newco (the “Separation Agreement”), and (ii) following the Distribution, Merger Sub merged with and into Newco (the “Merger”), with Newco surviving the Merger as a wholly owned subsidiary of the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Agreements

On the Closing Date, in connection with the consummation of the Merger and in accordance with the Separation Agreement and the Merger Agreement:

The Company, Newco and Ecolab entered into a Tax Matters Agreement (the “Tax Matters Agreement”), to govern the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the retention of records, the control of audits and other tax proceedings and other matters regarding taxes, including cooperation and information sharing with respect to tax matters.

Ecolab and Newco entered into an Intellectual Property Matters Agreement (the “IP Matters Agreement”), which sets forth the terms and conditions under which Newco may use, following the Transactions, certain patents, trademarks, and copyrights allocated to Ecolab pursuant to the Separation Agreement. The IP Matters Agreement also includes a cross-license of certain know-how (including trade secrets) and the terms and conditions under which each party will maintain, support, transfer, or license certain designated product registrations and related data that are allocated to Ecolab or Newco, as applicable, pursuant to the Separation Agreement, but that are held or used by the other party as of the closing of the Transactions.

Ecolab and Newco entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which Ecolab and its subsidiaries and Newco and its subsidiaries will provide to each other with specified support services and other assistance for a limited time following the closing of the Merger.

Ecolab and ChampionX LLC, a Delaware limited liability company, entered into a Cross Supply and Product Transfer Agreement (the “Cross-Supply Agreement”), pursuant to which Ecolab will supply ChampionX LLC with certain products and ChampionX LLC will supply Ecolab with certain products for a transitional period following the closing of the Merger.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to each of the Transition Services Agreement, the IP Matters Agreement, the Cross-Supply Agreement and the Tax Matters Agreement, copies of which are attached hereto as Exhibits 2.4 - 2.7 and each of which is incorporated by reference into this Item 1.01. A summary of the material terms of each of the agreements described above is also contained in the Company’s Registration Statement on Form S-4, as amended (Registration No. 333-236379), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 30, 2020 (the “Apergy Registration Statement”) and is incorporated by reference into this Item 1.01.

Apergy Credit Agreement Joinder

As previously disclosed, on February 14, 2020, the Company entered into that certain First Amendment to Credit Agreement (the “First Amendment”), amending that certain Credit Agreement dated as of May 9, 2018 (as amended by the First Amendment, the “Apergy Credit Agreement”), by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Apergy Credit Agreement provided for the incurrence of an additional $150 million of revolving commitments under the Apergy Credit Agreement (the “Revolver Increase”), upon the consummation of and in connection with the Merger. In addition, the Apergy Credit Agreement requires Newco and certain of its wholly-owned material domestic subsidiaries (the “Newco Joinder Parties”) to guarantee the obligations under the Apergy Credit Agreement (as well as certain cash management obligations and interest rate hedging or other swap agreements) and grant a security interest on substantially all of each Newco Joinder Party’s material assets immediately after the effectiveness of the Merger. On the Closing Date, the Revolver Increase became effective, and the Newco Joinder Parties executed joinder documentation to provide the required guarantees and collateral pursuant to the Apergy Credit Agreement.

The Apergy Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Newco Credit Agreement

On the Closing Date, Newco entered into that certain Credit Agreement (the “ChampionX Credit Agreement”), by and among Newco, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, pursuant to which the lenders provided a $537 million term loan facility (the “Term Loan Facility”) to Newco to fund a cash payment of approximately $527 million to Ecolab on the Closing Date. The Term Loan Facility matures on the earlier of (a) seven years after the Closing Date and (b) if any of the Company’s existing Senior Unsecured Notes (as defined in the ChampionX Credit Agreement) are still outstanding as of such date, January 30, 2026.

On the Closing Date, the Term Loan Facility was guaranteed by the Newco Joinder Parties, Apergy and the wholly-owned domestic material subsidiaries of Apergy which guarantee the obligations under the Apergy Credit Agreement (together with Newco, collectively, the “ChampionX Loan Parties”). All obligations under the ChampionX Credit Agreement, and the guarantees of those obligations, are secured by substantially all of the material assets of the ChampionX Loan Parties.

Amounts outstanding under the Term Loan Facility shall bear interest, at the option of Newco, at a rate equal to (a) LIBOR plus 5.0% for Eurocurrency Rate Loans or (b) the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the “prime rate” quoted by Bank of America, N.A., (iii) LIBOR plus 1.00% and (iv) 1.00%, plus 4.0%.

Any voluntary prepayment of the Term Loan Facility which occurs within two years of the Closing Date is subject to a make-whole prepayment premium in the amount of the Applicable Premium (as defined in the ChampionX Credit Agreement) of the aggregate principal amount of the Term Facility prepaid.

ChampionX Loan Parties are subject to various affirmative and negative covenants and reporting obligations under the ChampionX Credit Facility. These include, among others, limitations on indebtedness, liens, sale and leaseback transactions, investments, fundamental changes, assets sales, restricted payments, affiliate transactions, and restricted debt payments. Events of default under the Term Loan Facility include non-payment of amounts due to the lenders, violation of covenants, materially incorrect representations, defaults under other material indebtedness, judgments and specified insolvency-related events, certain ERISA events, and invalidity of loan or collateral documents, subject to, in certain instances, specified thresholds, cure periods and exceptions.

The ChampionX Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Merger was consummated pursuant to the Merger Agreement and the Separation Agreement. At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Newco Common Stock (except for shares of Newco Common Stock held by Newco, which shares were canceled and ceased to exist, and no consideration was delivered in exchange therefor) was converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) equal to the Exchange Ratio (as defined in the Merger Agreement). The Exchange Ratio was calculated, pursuant to the Merger Agreement, such that immediately following the Merger, Newco equityholders held approximately 62% of the Company Common Stock on a fully-diluted basis and the Company equityholders prior to the Merger held approximately 38% of the Company Common Stock on a fully-diluted basis.

Whole shares of Company Common Stock in uncertificated form will be received by Newco stockholders. Under the terms of the Merger Agreement, fractional shares of Company Common Stock will not be issued. Instead, holders of shares of Newco Common Stock who would otherwise have been entitled to receive a fractional share of Company Common Stock (after aggregating all fractional shares of Company Common Stock issuable to such holder) will receive in cash the dollar amount (rounded to the nearest whole cent) determined by multiplying such fraction by the closing price of Company Common Stock on the New York Stock Exchange (the “NYSE”) on the last business day prior to the Effective Time. The amount received by such holders of shares of Newco Common Stock will be net of any required withholding taxes.

On the Closing Date, Merger Sub merged with and into Newco, with Newco surviving the Merger as a wholly owned subsidiary of the Company.

In connection with the Transactions, the Company, Ecolab, ChampionX LLC and Newco entered into certain additional agreements relating to, among other things, certain tax matters and the provision of certain transition services during a transition period following the consummation of the Merger. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Apergy Registration Statement sets forth certain additional information regarding Newco and the Transactions. The information contained in Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. In addition, the foregoing description of the Transactions is qualified in its entirety by reference to the Merger Agreement and the Separation Agreement, copies of which are attached as exhibits hereto and are incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)

Executive Officers

Effective as of the Effective Time on the Closing Date, the Company’s board of directors elected Deric Bryant to serve as Senior Vice President and Chief Operating Officer of the Company and Antoine Marcos to serve as Vice President, Corporate Controller and Chief Accounting Officer of the Company.

Mr. Bryant previously served as executive vice president of Ecolab and president of the Ecolab upstream business known as ChampionX. Mr. Bryant had been with Ecolab since 1995 and held roles in sales, marketing and general management. Most recently, he was executive vice president of the upstream business and previously served as vice president of upstream’s CAPEX and Latin American division. Mr. Bryant holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University. Mr. Marcos previously served as Senior Vice President of Finance for Nalco Champion. Mr. Marcos joined Ecolab in 2003 and held various leadership roles in Finance, including vice president, Commercial Solutions, supporting the global business information priorities of the business and Finance teams.

Neither Mr. Bryant nor Mr. Marcos has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d)

Board of Directors

Effective as of the Effective Time on the Closing Date, the board of directors of the Company increased the size of the board from seven members to nine members and appointed the two individuals designated by Ecolab, Heidi Alderman and Stuart Porter, to serve as Class I and Class II directors, respectively. As a result, the board composition will be as follows:

Class I Directors:	Mamatha Chamarthi Stephen M. Todd Heidi Alderman

Class II Directors:	Gary P. Luquette Daniel W. Rabun Stuart Porter
Class III Directors:	Kenneth M. Fisher Sivasankaran Somasundaram Stephen K. Wagner

Each of the Ecolab designated directors will be entitled to receive the standard, pro-rated remuneration provided to the Company’s non-management directors. Listed below is the biographical information for the two new directors designated by Ecolab:

Heidi Alderman is the former Senior Vice President, Intermediates of BASF Corporation (a global chemical manufacturing company), a position she held from 2016 until her retirement in 2019. Prior to this role, Ms. Alderman held the positions of Senior Vice President, North American Petrochemicals from 2011 to 2016; Senior Vice President, North American Procurement from 2008 to 2011; Vice President, Functional Polymers from 2005 to 2008; and Business Director, Polymers from 2003 to 2005, all at BASF SE.

Ms. Alderman’s 39-year career in chemicals manufacturing brings a unique and valuable perspective to the Board. She also holds a bachelor’s degree in chemical engineering from Stevens Institute of Technology and a master’s degree in chemical engineering from Drexel University, providing a depth of expertise for the Company’s expanded business. Ms. Alderman has held various positions in business, operations, research, procurement, product and marketing management at BASF, Air Products and Chemicals Inc. and Rohm and Haas, in addition to completing the University of Pennsylvania Wharton Management Program in business administration, providing a global business management perspective to the Board.

Ms. Alderman has served on the Board of Olin Corporation since 2019 where she is a member of the Directors and Corporate Governance Committee.

Stuart Porter founded Denham Capital in 2004 and is a Managing Partner as well as Denman’s Chief Executive Officer and Chief Investment Officer. Mr. Porter holds a Bachelor of Arts from the University of Michigan and a Master of Business Administration from the University of Chicago Booth School of Business.

Mr. Porter brings three plus decades of experience evaluating, investing and advising companies all along the energy value chain. In his current and previous roles, he has overseen the management of 40 upstream, midstream and oilfield service companies representing in excess of $3.5 billion of invested capital. Additionally, Mr. Porter has significant global experience, managing offices in London and Perth Australia for Denham Capital as well as deploying investment capital across more than 25 portfolio companies in Africa, Australasia, and North and South America. In Mr. Porter’s previous roles as a founding partner of Sowood Capital Management LP and Vice President and Portfolio Manager at Harvard Management Company, Inc., Bacon Investments, at J. Aron, a division of Goldman Sachs, and at Cargill Mr. Porter oversaw both trading and investment portfolios in energy in both the public and private sectors.

Ms. Alderman will serve on the Compensation Committee and Mr. Porter will serve on the Audit Committee. Neither Ms. Alderman nor Mr. Porter has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2020, on May 12, 2020, at the Company’s 2020 Annual Meeting of Shareholders, shareholders approved the Company’s Amended and Restated 2018 Equity and Cash Incentive Plan (the “Restated Plan”). On the Closing Date, in connection with the consummation of the Merger, the Company amended the Restated Plan to reflect the change in the name of the Company from “Apergy Corporation” to “ChampionX Corporation” (the “Name Change”), as described in the Apergy Registration Statement. No substantive changes were made to the Restated Plan. The Restated Plan, as amended by such amendment, is attached hereto as Exhibit 10.3 and is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Amended and Restated Certificate of Incorporation

On the Closing Date, in connection with the consummation of the Merger, the Company amended its certificate of incorporation to reflect the Name Change. Such amendment is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Amendment to Amended and Restated By-Laws

On the Closing Date, in connection with the consummation of the Merger, the Company amended its bylaws to reflect the Name Change. Such amendment is attached hereto as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of the Effective Time, in connection with the Merger, the board of directors adopted a revised Code of Business Conduct and Ethics for all officers and employees of the Company. A copy of the Code is available under the Corporate Governance section of the Company’s website at https://apergy.com/about-us/our-governance/.

Item 8.01.	Other Events.

On the Closing Date, the Company issued a press release announcing the consummation of the Merger, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Name Change resulted in a change to the ticker symbol for the Company Common Stock listed on the NYSE. As of June 4, 2020, the Company will trade on the NYSE under the ticker symbol “CHX”.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Newco as of December 31, 2019 and 2018 and for each of the three years ended December 31, 2019, and the notes thereto, were included in the Apergy Registration Statement, and are incorporated by reference into this Item 9.01(a).

The unaudited interim consolidated balance sheets of Newco as of March 31, 2020 and the unaudited interim consolidated statements of income and cash flows for the three months ended March 31, 2020, and the notes thereto (together, the “Newco Unaudited Interim Consolidated Financial Statements”), are filed as Exhibit 99.2 to this Current Report on Form 8-K, and are incorporated by reference into this Item 9.01(a).

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet of the Company and Newco for the year ended December 31, 2019 and the unaudited pro forma condensed combined statement of income and for the year ended December 31, 2019, and the notes thereto, were included in the Apergy Registration Statement, and are incorporated by reference into this Item 9.01(b).

The unaudited pro forma condensed combined balance sheet of the Company and Newco as of the quarter ended March 31, 2020 and the unaudited pro forma condensed combined statement of income as of the quarter ended March 31, 2020, and the notes thereto, were included in the Current Report on Form 8-K filed on May 18, 2020, and are incorporated by reference into this Item 9.01(b).

(d) Exhibits. See Exhibit Index, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, by and among Ecolab Inc., ChampionX Holding Inc., ChampionX Corporation (f/k/a Apergy Corporation) and Athena Merger Sub, Inc.(incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Apergy on December 20, 2019). (1)

2.2

Separation and Distribution Agreement, dated as of December 18, 2019, by and among Ecolab, Newco and the Company (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on December 20, 2019). (1)

2.3

Employee Matters Agreement, dated as of December 18, 2019, by and among Ecolab, Newco and the Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 20, 2019). (1)

2.4	Tax Matters Agreement, dated as of June 3, 2020, by and among Ecolab, Newco and the Company. (1)

2.5	Transition Services Agreement, dated as of June 3, 2020, by and between Ecolab and Newco. (1)

2.6	Intellectual Property Matters Agreement, dated as of June 3, 2020, by and between Ecolab and Newco. (1)

2.7	Master Cross Supply and Product Transfer Agreement, dated as of June 3, 2020, by and between Ecolab and ChampionX LLC. (1)

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.

3.2	Amendment to Amended and Restated By-Laws of the Company.

10.1

Amendment No. 1, dated February 14, 2020, amending that certain Credit Agreement dated as of May 9, 2018, by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Apergy on February 18, 2020).

10.2	Credit Agreement, dated June 3, 2020, among ChampionX Holding Inc., as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.3	ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Press Release dated June 3, 2020.

99.2	Unaudited Combined Interim Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations of ChampionX as of and for the Quarter Ended March 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

A list of the schedules to the Tax Matters Agreement follows:

Schedule 2.2(c)	Responsibility of Newco
Schedule 2.7(a)	Tax Refunds
Schedule 7.2	Consistent Treatment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation
(Registrant)

Date: June 3, 2020	/s/ Jay A. Nutt
Jay A. Nutt
Senior Vice President and Chief Financial Officer